                                                                    Exhibit 3.36

                        THE COMPANIES ACTS 1931 to 1942.
                        --------------------------------
                          A Company Limited by Shares.
                          ----------------------------

                            MEMORANDUM OF ASSOCIATION
                            -------------------------

                                       OF
                                       --

                          ALCATEL SYSTEMS PTY. LIMITED
                          ----------------------------

1.   The name of the Company is Roneo Systems Pty. Ltd.

2.   The objects for which the Company is established are: -

     (a) To carry on the business of wholesale and retail merchants and distributors of office machinery, plant, fittings, equipment, furniture, stationery and requisites of any kind whatsoever.

     (b) To carry on the business of agents, manufacturers, printers, importers, exporters, vendors, purchasers and hirers of and dealers in (both wholesale and retail) office factory and shop machinery and accessories of every description and of and in all parts and equipment of and accessories to and sundries connected with all products in which the Company may trade from time to time.

     (c) To carry on business as general merchants and commission and general agents and brokers and to carry on any other business which may seem to the Company capable of being conveniently carried on in connection therewith and calculated directly or indirectly to render profitable or enhance the value of the Company's property or rights for the time being.

     (d) To manufacture, buy, sell, exchange, alter or improve and deal in conveyances or vehicles of any kind so constructed as to progress by means of automatic power whether by means of oil, electricity, steam, gas or otherwise.

     (e) To manufacture, buy, sell, exchange, alter, improve manipulate, prepare for market and otherwise deal in all kinds of plant, machinery, apparatus, tools, utensils, substances, materials and things necessary or convenient for carrying on any of the businesses or proceedings which the Company is authorised to carry on or undertake by virtue of these objects or usually dealt in by persons engaged in the like.

     (f) To carry on all and every of the branches and departments of all or any of the businesses of wholesale and retail distributors, and to buy, sell, manufacture, repair, convert, alter, let on hire and deal in machinery implements, vehicles, conveyances and hardware of all kinds and to carry on any other business (manufacturing or otherwise) which may seem to the Company capable of being carried on in connection with the above or otherwise calculated directly or indirectly to enhance the value of any of the Company's property and rights for the time being.

     (g) To carry on the business of assembling, repairing, servicing, renovating and reconditioning office equipment and vehicles and conveyances of all kinds so constructed as to progress by means of oil, electricity, steam, gas or otherwise.

     (h) To acquire and hold shares stocks debentures stocks bonds obligations and securities issued or guaranteed by any company constituted or carrying on business in Australia or any dependency protectorate or possession thereof or in any foreign company and debentures debenture stock bonds obligations and securities issued or guaranteed by any Government commissioners public body or authority supreme municipal local or otherwise whether in Australia or abroad.

     (i) To acquire any such shares stocks debentures debenture stock bonds obligations or securities by original subscription tender purchase exchange or otherwise and to subscribe for the same either conditionally or otherwise and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof.

     (j) To issue debentures debenture stock bonds obligations and securities of all kinds and to frame constitute and secure the same as may seem expedient with full power to make the same transferable by delivery or by instrument of transfer or otherwise and either perpetual or terminable and either redeemable or otherwise and to charge or secure the same in such manner as may seem expedient on the undertaking of the Company or upon any specific property and rights present and future of the Company (including if thought fit uncalled capital) or otherwise howsoever.

     (k) To take part in the formation management supervision or control of the business or operations of any company or undertaking and for that purpose to appoint and remunerate any directors accountants or other experts or agents and to employ experts to investigate and examine into the condition prospects value character and circumstances of any business concerns and undertakings and generally of any assets property or rights.

     (l) Generally to carry on business as financiers and to undertake and carry out all such operations and transactions (except life assurance) as an individual capitalist may lawfully undertake and carry out.

     (m) To purchase or otherwise acquire any interests in any patents, brevets d'invention, licenses, concessions and the like conferring an exclusive or non-exclusive or limited right to use or any secret or other information as to any invention which may seem to the Company capable of being profitably dealt with and to use, exercise, develop, grant licenses in respect of or otherwise turn to account any such patents, brevets d'invention, licenses, concessions and the like and the information aforesaid.

     (n) To acquire by purchase, lease, exchange or otherwise, land, buildings and hereditaments of any tenure or description anywhere in Australia or in any foreign country where the Company may be for the time being carrying on business and any estate or interest therein and any rights over or connected therewith and to turn the same to account as may seem expedient and in particular by preparing for subdivision and by constructing, re-constructing, altering, improving, decorating, furnishing and maintaining offices, houses, factories, warehouses, shops, wharves, buildings, works and conveniences of all kinds and by the consolidating or connecting or subdividing properties and by leasing and disposing of the same.

     (o) To construct maintain and alter any buildings, erections or works necessary or convenient for the purposes of the Company.

     (p) To enter into partnership or into any arrangement for sharing profits, union of interest, co-operation, joint adventure, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which this Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly or indirectly to benefit this Company and to lend money to and to guarantee the contracts of or otherwise assist any such person or company.

     (q) Generally to purchase, take on lease or in exchange, hire or otherwise acquire any real and personal property and any rights or privileges which the Company may think necessary or convenient for the purposes of its business.

     (r) To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined.

     (s) To lend money to such persons or companies and on such terms as may seem expedient and in particular to customers and others having dealings with the Company and to guarantee the performance of contracts by any such person or companies.

     (t) To borrow or raise and secure the payment of money in such manner as the Company shall think fit upon the security of all or any of the Company's property (both present and future) including its uncalled capital and to purchase, redeem or pay off any such securities.

     (u) To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares in the Company's capital or any debenture debenture stock or other securities of the company in or about the formation or promotion of the Company or the conduct of its business.

     (v) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of lading, warranties, debentures and other negotiable or transferable instruments.

     (w) To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit and in particular for shares, debentures or securities of any other company.

     (x) To adopt such means of making known the products or operations of the Company as may seem expedient.

     (y) To procure the Company to be registered or recognised in any foreign country or place.

     (z) To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any part of the property and rights of the Company.

     (aa) To amalgamate with any other company having objects altogether or in part similar to those of this Company.

     (bb) To promote freedom of contract and to resist, insure against, counteract and discourage interference therewith and to establish, form, subsidise or assist in establishing, forming or promoting and to subscribe to, support, aid or join any fund, association, union or body calculated in any way to benefit the Company as the Company may think expedient and to agree to be bound by the decisions and actions of and to do or join in doing all such acts and things as may be decided upon by the governing authority of any such association, union or body in accordance with the rules or articles thereof.

     (cc) To receive for fixed period or payable at call, money on deposit with interest or otherwise.

     (dd) To establish and regulate whether in or out of the State of Queensland branches or agencies of the Company.

     (ee) To cause to be kept Branch Registers anywhere outside Queensland.

     (ff) To execute and deposit Powers of Attorney.

     (gg) To establish and support or aid in the establishment and support of associations, institutions, funds, trusts and conveniences calculated to benefit employees or ex-employees of the Company or the dependants or connections of such persons and to grant pensions and allowances and to make payment towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibitions or for any public, general or useful object and to enter into any arrangement with employees and others for the payment of bonuses or for co-partnership or for participation in the profits of the Company or in any scheme of profit sharing.

     (hh) To apply for and promote any Act of Parliament, Order or other legislative or legal sanction for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company's constitution and to enter into contracts or arrangements with any Government or authorities supreme municipal local or otherwise that may seem conducive to the Company's objects or any of them and to apply for, require or obtain from any Government or authority or any person or company any rights, concessions, licences, claims, benefits, interest, permits or privileges which the Company may think it desirable to obtain and the same to carry into effect, exercise, turn to account, deal with, dispose of and comply with and to oppose any applications or proceedings which may seem calculated directly or indirectly to prejudice or affect the Company's interests.

     (ii) To distribute any of the property of the Company in specie among the members.

     (jj) To do all or any of the above things in any part of the world and as principals, agents, contractors, trustees or otherwise and either alone or in conjunction with others.

     (kk) To do all such other things as are incidental or conducive to the attainment of the above objects.

          AND IT IS HEREBY DECLARED that the use of the word "Company" in this clause except when used in reference to this Company shall be deemed to include any partnership or other body or persons whether incorporated or not incorporated and whether domiciled in Queensland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in any such paragraph or controlled by law be independent main objects and shall be in no way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company and except as aforesaid none of such paragraphs shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first paragraph of this clause but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world and notwithstanding that the business, undertaking, property or acts proposed to be transacted, acquired, dealt with or performed do not fall within the objects of the first paragraph of this clause.

3.   The liability of members is limited.

4. The share capital of the Company is One hundred thousand dollars divided into shares of Two dollars each with power to divide the shares in the capital for the time being into several classes and to attach thereto respectively any preferential, deferred qualified or special rights, privileges or conditions but so that where shares are issued with any preferential or special rights attached thereto such rights shall not (except where the terms of issue otherwise provide) be alterable otherwise than pursuant to the provisions contained in Clause 47 of the accompanying Articles of Association.

5. The place in Queensland in which the registered office of the Company is proposed to be situate in Brisbane or such other place in Queensland as the directors may from time to time decide.

6.   The Share Capital of the Company may from time to time be increased.

WE, the several persons whose names, addresses and descriptions are subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

------------ -------------------------------------------------------------------
NO.       NAMES, ADDRESS AND                             NO. OF SHARES TAKEN BY
          DESCRIPTIONS OF SUBSCRIBERS                    EACH SUBSCRIBER
--------------------------------------------------------------------------------

          Stanley Farvey Tickle                                   1
          Joffre Street, Ashgrove.
          (Company Manager)

          Jessie Annie Turner,                                    1
          Mt. Perry.
          (Household Duties)

--------------------------------------------------------------------------------

          DATED at BRISBANE the First day of April

               ONE THOUSAND NINE HUNDRED AND FIFTY THREE.

          WITNESS to signatures:-

               (Sgd.)    F.L.Martin

REGISTERED in the Office of the  REGISTRAR of

Joint Stock Companies at BRISBANE this Seventeenth day of

April 1953.

No. 85 of 1953.

                                (Sgd.) J. Shannon

                         DEPUTY REGISTRAR OF COMPANIES.
                         ------------------------------

                               COMPANIES ACT 1961
                               ------------------

                            COMPANY LIMITED BY SHARES
                            -------------------------

                             ARTICLES OF ASSOCIATION
                             -----------------------

                                     - of -


                          ALCATEL SYSTEMS PTY. LIMITED
                          ----------------------------

                                   PRELIMINARY
                                   -----------

1. The regulations contained in Table "A" in the Fourth Schedule to the Companies Act shall not apply to this Company.

                                 INTERPRETATION
                                 --------------

2. In these presents unless there be something in the subject or context inconsistent therewith: -

     Words importing the singular number only shall include the plural number and words importing the plural number only shall include the singular number.

     Words importing the masculine gender only shall include the feminine gender.

     Words importing persons shall include companies and corporations and vice versa.

     "The Company" or "this Company" shall mean the abovementioned Company.

     "Articles" shall mean these Articles of Association and all supplementary substituted or amending Articles for the time being in force.

     "The Register" shall mean the Register of Members to be kept pursuant to
        Section 151(1) of the Companies Act.

     "Office" shall mean the registered office for the time being of the Company.

     "Month" shall mean calendar month.

     "Directors" or "the Board" shall mean the Directors for the time being of the Company or such number of them as has authority to act for the Company.

     "Director" includes any person acting as a Director by whatever name called and "Managing Director" includes any acting Managing Director.

     "Seal" shall, mean the Common Seal of the Company.

     "Call" includes instalments of a call.

     "Writing" and "Written" shall include printing lithography typewriting and any other mode of representing or reproducing words in a visible form.

     "Dividend" shall include interim dividend and bonus.

     "Paid Up" shall include credited as paid up.

     "Companies Act" means the Companies Act 1961 or any statutory modification amendment or re-enactment thereof for the time being in force, and any reference to any provisions thereof is to that provision as so modified, amended or re-enacted.

     "Capital" means the capital for the time being raised or authorized to be raised for the purposes of the Company.

     "Letter" shall include circular or postcard.

     "Manager" includes the Assistant or Acting Manager or any substitute for the time being for the Manager.

     "Secretary" means any person appointed to perform the duties of a Secretary of the Company.

3. The capital of the Company is One hundred thousand dollars divided into Fifty thousand shares of Two dollars each.

4. Save as permitted by the Companies Act no part of the funds of the Company or of any subsidiary company thereof shall directly or indirectly be employed in the purchase of or in loans upon the security of the shares of the Company. The Directors may however in their discretion accept a surrender of shares by way of compromise of any question as to whether or not the same have been validly issued or in any other case where a surrender is within the powers of the Company. Any shares so surrendered may be sold or re-issued in the same manner as forfeited shares.

5. Subject to the provisions in that behalf of the Memorandum of Association and without prejudice to any special rights previously conferred on the holders of any shares or class of shares any shares in the Company may be issued with such preferred deferred or other special rights or such restrictions, whether in regard to dividend voting return of share capital or otherwise, as the Directors may from time to time determine with full power for the Directors to issue such shares either at par or at a premium and to give any person the call of or option over any shares either at par or at a premium and for such period or periods and for such consideration as the Directors may think fit.

6. It shall be lawful for the Company to pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares stock or debentures of the Company or procuring or agreeing to procure subscriptions whether absolute or conditional for any shares stock or debentures of the Company but so that the statutory conditions and requirements shall be observed and complied with and the amount or rate of commission shall not exceed ten per centum of the price at which the shares or stock are issued or debentures subscribed. Such commissions may be paid in cash or in shares debentures or debenture stock of the Company or partly by one and partly by another or others of such methods.

7. Save as by the Companies Act or other statute required or herein otherwise provided the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not unless so ordered by a Court of competent jurisdiction be bound to recognize any trust equitable contingent future or partial interest in any share or any interest in any fractional part of a share on the part of any other person or any other right in respect of any share except an absolute right to the entirety thereof in the registered holder whether or not it shall have actual or other notice thereof and any such notice if given shall be absolutely inoperative as against the Company for any purpose.

8. Where two or more persons are registered as the holders of any share they shall be deemed to hold the same as joint tenants with benefit of survivorship subject to the provisions following.

9. The joint holders of a share shall be severally as well as jointly liable in respect of all payments which ought to be made in respect of such share.

10. Subject as herein provided only the person whose name stands first in the register of members as one of the joint holders of a share shall as regards notices and all or any other matters connected with the Company be deemed the sole owner thereof and any notice given to such person shall be notice to all joint holders.

11. On the death of any one of such joint holders or the dissolution of any company registered as one of several joint holders the surviving or continuing holder or holders shall be the only person or persons recognized by the Company as having any title to such share; but the Directors may require such evidence of death or dissolution as they may think fit and nothing herein contained shall release the estate of a deceased member from any liability in respect of such share.

12. If any member shall execute or propose to execute any instrument or do any act by or through an attorney he shall produce or cause to be produced to the Company for registration the instrument appointing such attorney and shall (if required) file with the Company a certified copy of such last-mentioned instrument which shall be retained by the Company. The Company may on the first production of such instrument of attorney and from time to time subsequently require such evidence as the Directors may think fit that the same is effective and continues to be in force.

                                  CERTIFICATES
                                  ------------

13. The Certificates of Title to shares or stock shall be issued under the Seal of the Company and in such form (subject to Section 92(2) of the Companies Act) as the Directors shall from time to time prescribe and all such Certificates shall bear the manuscript signatures of at least one Director and of the Secretary.

14. Every member shall be entitled free of charge to one Certificate for all the shares registered in his name or to several Certificates each for a reasonable number of such shares. Every Certificate shall specify the number of the shares in respect of which it is issued and the amount paid up thereon. In the case of joint holders the delivery of the Certificate to any one of them or his agent shall be a sufficient delivery to them all.

15. The charge for stamp duty on Certificates shall be borne by the Company and not passed on to shareholders but if any Certificate be worn out or defaced then upon production and delivery thereof to the Board it may order the same to be cancelled and may issue at a cost not exceeding ten cents a new certificate in lieu thereof, and if any Certificate be lost or destroyed then upon proof thereof to the satisfaction of the Board (in accordance with the provisions of the Companies
Act) and if it in its discretion thinks fit on such indemnity as it deems adequate being given a new Certificate in lieu thereof shall at a cost of not more than ten cents be issued to the party entitled to such lost or destroyed Certificate.

                                      CALLS
                                      -----

16. The Company may make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and the time of payment of such calls.

17. The Directors subject to the terms upon which any shares may have been issued may from time to time make such calls as they shall think fit upon the members in respect of all moneys unpaid on the shares held by them respectively provided that fourteen days' notice at least specifying the time and place for payment is given of such call. Each member shall pay the amount of the call or calls so made to the persons and at the times and places appointed by the Directors.

18. A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed and may be made payable by instalments.

19. If the sum payable in respect of any call or instalment be not paid before or on the day appointed for payment thereof the holder for the time being of such share shall pay interest on the same at the rate of eight per centum per annum or such lesser rate of interest (if any) as the Directors shall prescribe from the day appointed for the payment thereof to the time of the actual payment. The Directors may where they think fit remit altogether or in part any sum becoming payable for interest under this Article.

20. If by the terms of issue of any share or otherwise any sum is made payable in respect of any shares by instalments every instalment shall be payable as if it were a call duly made by the Directors and of which due notice had been given and all provisions hereof with respect to payment of calls and of interest or to forfeiture of shares for non-payment of calls shall apply to such instalments and to the shares in respect of which they are payable.

21. On the trial or hearing of any action for the recovery of any debt due for any call or instalment thereof or for any sum due on any share it shall be sufficient to prove that the name of the member sued is entered in the register as the holder or one of the holders of the shares in respect of which such debt accrued; that in the case of a call or instalment thereof the resolution making the call is duly recorded in the minute book and that notice of such call instalment or debt was duly given to the member sued in pursuance of these presents and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever but the proof of the matters aforesaid shall be conclusive evidence of the debt.

22. The Directors may if they think fit receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him and upon all or any of the moneys so advanced or upon so much thereof as from time to time exceeds the amount of the calls then made and payable upon the shares in respect of which such advance, has been made the Company may pay interest at such rate as may be agreed upon between the member paying such sum in advance and the Directors. No dividend shall be payable upon any moneys so advanced upon which interest has been paid or agreed to be paid.

                               FORFEITURE AND LIEN
                               -------------------

23. If any member fails to pay the whole or any part of any call or instalment on or before the day appointed for the payment of same the Directors may at any time thereafter during such time as such call or instalment or pest thereof remains unpaid serve a notice on such member requiring him to pay the same together with any interest that may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment.

24. The notice shall name a day (not being less than fourteen days from the date of the notice) or and a place at which such call or instalment or such part thereof as aforesaid and such interest and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed the shares in respect of which the call was made or instalment made payable will be liable to be forfeited.

25. If the requirements of any such notice as aforesaid are not complied with any share in respect of which such notice has been given may at any time thereafter before payment of all calls or instalments interest and expenses due in respect thereof be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and all interest and other moneys payable in respect thereof and not actually paid before the forfeiture.

26. When any share shall have been forfeited notice of the forfeiture shall be given to the member in whose name it stood immediately prior to the forfeiture and an entry of the forfeiture with the date thereof shall forthwith be made in the register of members.

27. A person whose shares have been forfeited shall cease to be a member in respect of such forfeited shares but shall notwithstanding be liable to pay and shall forthwith pay to the Company all calls instalments interest and expenses owing upon or in respect of such shares at the time of the forfeiture together with interest thereon from the time of forfeiture until payment at the rate of eight per centum per annum and the Directors may enforce the payment of such moneys or any part thereof if they think fit but shall not he under any obligation so to do.

28. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes payable at a fixed time whether on account of the amount of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

29. Any share so forfeited shall be deemed to be the absolute property of the Company and the Directors may sell re-allot or otherwise dispose of the same in any manner they think fit and in case of re-allotment with or without any money paid thereon by any former holder thereof being credited as paid up by the Directors may at any time before any share so forfeited shall have been sold re-allotted or otherwise disposed of annul the forfeiture upon such conditions as they may think fit. In the event of any share so forfeited being sold re-allotted or otherwise disposed of within twelve months of the date of forfeiture thereof any residue of moneys remaining after satisfaction of the unpaid calls instalments accrued interest and expenses shall be paid to the person whose shares shall have been so forfeited his executors administrators or assigns.

30. The Company shall have a first and paramount lien or charge upon the shares other than fully paid up shares registered in the name of each member (whether solely or jointly with others) for all calls or instalments of calls interest and expenses in connection with such shares owing by any such member in respect of such shares whether the period for the payment thereof shall have actually arrived or not. Any such lien or charge shall extend to all dividends and bonuses from time to time declared in respect of such shares PROVIDED HOWEVER that such lien shall be restricted to the specific shares in respect of which such calls or instalments of calls interest and expenses shall be owing PROVIDED ALWAYS that if the Company shall register any transfer of any shares upon which it has a lien as aforesaid without giving to the transferee notice of its claim the said shares shall be freed and discharged from the lien of the Company.

31. For the purpose of enforcing such lien or charge the Directors may sell all or any of the shares subject thereto in such manner as they shall think fit but no sale shall be made until notice in writing of the intention to sell shall have been served on the member in default or his executors or administrators and default shall have been made by him or them in payment of such allotment moneys calls or instalments for fourteen days after such notice.

32. Notwithstanding anything to the contrary in these Articles contained the Company shall have a first and paramount lien on all moneys payable in respect of the shares stock or other interests of any deceased member or shareholder whether such shares stock or interests are held jointly or severally and on the interest dividends or other moneys payable on account thereof for any moneys paid or for any liabilities whatsoever incurred by the Company under the laws of any country possession or place in respect of the shares stock or interests of such deceased member or shareholder PROVIDED HOWEVER that such lien shall be restricted to moneys payable on or in respect of the specific shares stock or other interests in respect of which such moneys shall have been paid or such liabilities shall have been incurred. The Company may enforce such lien by a sale or forfeiture of all or any of the shares stock or interests to which the same may attach PROVIDED ALWAYS that such powers of sale or forfeiture shall not be exercised by the Company except after notice in writing shall have been given to the personal representative of the deceased member or shareholder and default has been made sufficient proof of which notice and default shall be the statutory declaration of any Director secretary or other official of the Company. Until such moneys or liabilities have been paid or satisfied the Company may refuse to record transmission or register transfers of such shares stock or other interests. Any moneys paid by the Company as aforesaid may also be recovered by action from such personal representative as a debt due by the deceased member or shareholder or his estate to the Company. The Company shall be entitled to charge and recover interest at eight per centum per annum on any moneys paid by the Company from the date when such moneys were so paid.

33. In the case of a sale or a re-allotment of forfeited shares or of the sale of shares to enforce a lien or charge an entry in the Minute Book of the Company that the shares have been duly forfeited re-allotted or sold in accordance with the regulations of the Company shall be sufficient evidence of that fact as against all persons entitled to such shares immediately before the forfeiture re-allotment or sale thereof and such entry and the receipt of the Company for the price of such shares shall constitute a good title to the same and a Certificate of proprietorship shall be delivered to the purchaser or allottee thereof and he shall be registered as the holder of such shares and thereupon he shall be deemed the holder thereof discharged from all calls or other moneys due in respect thereof prior to such purchase or allotment and he shall not be bound to see to the regularity of the proceedings or to the application of the purchase money or consideration nor shall his title to the shares be affected by any act, omission or irregularity in the proceedings in reference to the sale forfeiture or re-allotment. The holder of the Certificate of any shares so sold re-allotted or otherwise disposed of shall be bound to deliver the same to the Board. The net proceeds of any such transaction shall be applied first in the payment of all costs of such sale and next in satisfaction of the moneys due to the Company and the residue (if any) shall be paid to the said holder or as he shall direct or to his estate.

                       TRANSFER AND TRANSMISSION OF SHARES
                       -----------------------------------

34. No transfer shall be registered unless a proper instrument of transfer has been duly delivered to the Company. The instrument of transfer of any shares in the Company shall be signed both by the transferor and transferee and the transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the register in respect thereof.

35. The instrument of transfer of any share shall be in writing in the usual common form or in such other form as the Directors may from time to time prescribe. No fee shall be charged by the Company for the registration of transfer or transmission of a share.

36. Subject to the provisions of the Companies Act the transfer books and register of members may be closed during such time as the Directors think fit not exceeding in the whole thirty days in each year.

37. The Directors may decline to register any transfer of shares in respect of which the Company has a lien and in the case of shares not fully paid up may also decline to register a transfer to a transferee who is in their opinion an undesirable person to admit as a member of the Company and shall not be bound to assign any ground or reason for so declining.

38. Every instrument of transfer shall be left at the office for registration duly stamped and executed accompanied by the certificate of the shares to be transferred and such other evidence as the Directors may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to be registered as the owner of such shares. All instruments of transfer which shall be registered shall be retained by the Company but any instrument of transfer which the Directors may decline to register shall on demand be returned to the person depositing the same (except in the case of fraud).

39. In the case of the death of any joint holder of any shares the survivor or survivors shall be the only person or persons recognised by the Company as having any title to or interest in such shares.

40. Any person becoming entitled to shares in consequence of the death or bankruptcy of any member or otherwise by operation of law upon producing such evidence as the Directors may require that he sustains the character in respect of which he proposes to act under this Article or of his title as the Directors think sufficient may by notice in writing signed by him elect to be registered himself as the holder of such shares or may transfer such shares. All the limitations restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as if the death bankruptcy or other event entitling such person to the shares had not occurred and as if such notice or transfer were a transfer signed by the said member. This Article is hereinafter referred to as the "Transmission Article".

                        INCREASE AND REDUCTION OF CAPITAL
                        ---------------------------------

41. The Company in General Meeting may at any time and from time to time increase the capital of the Company by the creation of new shares of such amount as they think expedient notwithstanding that all the shares in the capital of the Company for the time being shall not have been issued.

42. Except so far as otherwise provided by the conditions of issue or by these Articles any capital raised by the issue of new shares shall be considered part of the original capital and shall be subject to the provisions herein contained with reference to the payments of calls and instalments transfer and transmission forfeiture lien surrender and otherwise.

43. Subject to Article 47 the Company may from time to time by special resolution reduce its capital in any manner allowed by law.

44. Any new shares from time to time to be created may from time to time be issued with any such guarantee or any such rights of preference whether in respect of dividend or of repayment of capital or both or any such other special privilege or advantage over any shares previously issued or then about to be issued or at such premium or with such deferred right as compared with any shares previously issued or then about to be issued or subject to any such conditions or provisions as to voting or otherwise and generally on such terms as the Board may from time to time determine.

45. The Company in general meeting may before the issue of any new shares determine that the same or any of them shall be offered in the first instance and either at par or at a premium to all the then holders of any class of shares in proportion to the amount of capital held by them or make any other provisions as to the issue and allotments of the new shares but in default of any such determination or so far as the same shall not extend the new shares may be dealt with as if they formed part of the shares in the original ordinary capital. In every case where new shares are offered to existing shareholders fractional rights shall be dealt with in such manner as the Directors may determine.

46.  The Company may by ordinary resolution subject to Article 47: -

(1) Consolidate and divide its share capital into shares of larger amount than its existing shares.

(2) By subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association subject nevertheless to the provisions of the Companies Act.

(3) Cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person or which have been forfeited.

                             MODIFICATION OF RIGHTS
                             -----------------------

47. So long as the capital is divided into different classes of shares none of the rights and privileges attached to any class may be modified abrogated altered or varied in any way and no repayment of capital in respect of Preference shares shall be made unless such repayment of capital or alteration modification abrogation or variation of rights is agreed to by a resolution of the holders of at least three fourths of the issued shares of the class present in person or by proxy at a Special Meeting of such holders called for the purpose and the provisions hereinafter contained as to general meetings shall mutatis mutandis apply to every such meeting. PROVIDED HOWEVER that in the event of the necessary majority not having been obtained in the manner aforesaid consent in writing may be secured from members holding at least three fourths of the issued shares of the class and such consent if obtained within two months from the date of the said special meeting shall have the validity of a resolution carried by vote in person or by proxy at a special meeting as aforesaid.

                             INTEREST OUT OF CAPITAL
                             -----------------------

48. The Company may exercise the powers conferred by Section 69 of the Companies Act subject to compliance with the terms thereof.

                                GENERAL MEETINGS
                                ----------------

49. Annual General Meetings shall be held in accordance with Section 136 of the Companies Act at such times and at such places as the Directors may determine. All other meetings of the Company shall be called Extraordinary General Meetings.

50. The Directors may whenever they think fit and they shall when required under the Companies Act convene an Extraordinary General Meeting of the Company.

51. Subject to the provisions of the Companies Act as to special resolutions seven days' notice (exclusive of the day on which notice is served or deemed to be served but inclusive of the day for which the notice is given) specifying the place day and hour of meeting and in case of special business the general nature of such business shall be given in manner hereinafter mentioned to the members and the auditor or auditors of the Company or such persons as are entitled under these Articles to receive such notices from the Company.

52. The accidental omission to give any such notice to or the non-receipt of such notice by any member shall not invalidate any resolution passed at any such meeting or any of the proceedings thereat.

                         PROCEEDINGS AT GENERAL MEETINGS
                         -------------------------------

53. The business of an Annual General Meeting shall be to receive and consider the accounts balance sheets and the reports of the Directors and the Auditors to elect Auditors and other officers in the place of those retiring to declare dividends and to transact any other business which under these presents ought to be transacted at an

Annual General Meeting including any business which is brought under consideration by the report of the Directors issued with the notice convening such meeting. All other business transacted at an Annual General Meeting and all business transacted at an Extraordinary General Meeting shall be deemed special.

54. No business shall be transacted at any General Meeting unless the quorum requisite shall be present at the commencement of the business. Save as herein otherwise provided two members present in person shall be a quorum. For the purposes of this Article "member" includes a person attending as a proxy or as representing a corporation which is a member.

55. The Chairman of Directors shall be entitled to take the chair at every Meeting or if there be no such Chairman or if at any meeting he shall not be present within ten minutes after the time appointed for holding such Meeting or being present shall be unwilling to act as Chairman the Directors present may choose a Chairman of such meetings and in default of their so doing the members personally present shall choose another Director as Chairman and if no Director be present or if all the Directors present decline to take the chair then the members personally present shall choose one of their number to be Chairman.

56. If within fifteen minutes from the time appointed for the meeting a quorum is not present the Meeting if convened upon the requisition of members shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for the meeting those members personally present shall be a quorum and may transact the business for which the meeting was called.

57. The Chairman may with the consent of the meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the Meeting from which the adjournment took place. Whenever a Meeting is adjourned for ten days or more notice of the adjourned meeting shall be given in the same manner as of the original meeting. Save as aforesaid no member shall be entitled to any notice of any adjournment or of the business to be transacted at any adjourned meeting.

58. Every question submitted to a meeting shall be decided in the first instance by a show of hands of those personally present and entitled to vote.

59. In the case of an equality of votes the Chairman shall both on a show of hands and at the poll have a casting vote in addition to the vote or votes to which he may be entitled as a member.

60. At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on declaration of the result of the show of hands) demanded:-

(a)  by the Chairman;

(b)  by at least two members present in person or by proxy;

(c) by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d) by a member or members holding shares in the company conferring the a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the book containing the minutes of the proceedings of the company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

61. If a poll is demanded as aforesaid it shall be taken in such manner and at such time and place as the Chairman of the meeting directs and either at once or after an interval or adjournment or otherwise and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand of a poll may be withdrawn.

62. No poll shall be demanded on the election of a Chairman of a Meeting and a poll demanded on any question of adjournment shall be taken at the meeting and without adjournment. The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

63. A resolution signed by all the members of the Company for the time being shall be as valid and as effectual as if it had been passed at a meeting of the members duly called and constituted and the members may sign separate copies of the resolution or document circulated for that purpose provided that this article shall not apply to a resolution required by the Companies Act to be passed at a general meeting of the Company.

64. Minutes of all resolutions and proceedings at General Meetings shall be made in a book or books provided for the purpose and any such minutes if purporting to be signed by the Chairman of the meeting to which it relates or by the Chairman or the next succeeding meeting shall be receivable as evidence of the facts therein stated without further proof.

65. No objection shall be made as to the validity of any vote except at the meeting or poll at which such vote was tendered and every vote not disallowed at such meeting or poll and whether given personally or by proxy or attorney shall be deemed valid. The decision of the Chairman as to the admission or rejection of a vote shall be final and conclusive.

                                VOTES OF MEMBERS
                                ----------------

66. Subject to these Articles and to any special terms as to voting upon which any shares may have been issued on a show of hands every member present in person or by attorney and entitled to vote shall have one vote and upon a poll every member present in person or by proxy or attorney or by a representative appointed pursuant to section 140(3) of the Companies Act and entitled to vote shall have one vote for every share held by him.

67. No member not present in person or by attorney shall be entitled to vote on a show of hands unless such member is a corporation present by a proxy or by a representative appointed pursuant to section 140(3) of the Companies Act in which case such proxy or representative may vote on a show of hands as if he were a member of the Company.

68. Any person entitled under the "transmission article" to transfer any shares may vote at any General Meeting in respect thereof in the same manner as if he were the registered holder of such shares provided that forty-eight hours at least before the time of holding the meeting or adjourned meeting as the case may be at which he proposes to vote he shall satisfy the Directors of his right to transfer such shares or the Directors shall have previously admitted his right to vote at such meeting in respect thereof.

69. Where there are joint registered holders of any shares any one of such persons may vote at any meeting either personally or by proxy or attorney in respect of such shares as if he were solely entitled thereto and if more than one of such joint holders be present at any meeting personally or by proxy or attorney that one of the said persons so present whose name stands first on the register in respect of such shares shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased member in whose name any shares stand shall for the purpose of this clause be deemed joint holders thereof.

70. On a poll votes may be given personally or by proxy or attorney or in case of a corporation by a representative duly appointed pursuant to Section 140(3) of the Companies Act. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney or if such appointor is a corporation under its common seal or the hand of its attorney.

71. The Power of Attorney (if any) or the instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed (or a notarially certified copy thereof) shall be deposited at the office of the Company not less than twenty-four hours before the time for holding the meeting or adjourned meeting as the case may be at which the person named in such instrument proposed to vote.

72. A vote given in accordance with the terms of an instrument appointing a proxy or a power of attorney shall be valid notwithstanding the previous death of the principal or revocation of such proxy or power of attorney or transfer of the share in respect of which the vote is given unless an intimation in writing of the death revocation or transfer shall have been received at the office twenty-four hours at least before the meeting.

73. No member shall be entitled to be present or to vote on any question either personally or by proxy or attorney or representative or as proxy or attorney or representative for another member at any General Meeting or upon a poll or be reckoned in a quorum in respect of any shares held by such first mentioned member whether alone or jointly with any other person whilst any allotment moneys calls or instalments of calls are owing by any such member in respect of such shares whether the period for the payment thereof shall have actually arrived or not PROVIDED that such restrictions shall apply to the specific shares only in respect of which the allotment moneys calls or instalments of calls are owing.

74. Every instrument of proxy whether for a specified meeting or otherwise shall as nearly as circumstances will admit be in the form or to the effect following: -

     I ____________________ of ____________________ being a member of
          ____________________ hereby appoint ____________________ of or failing him ________________________ of ______________________
        __________________________ as my proxy to vote for me and on my behalf at the (Annual or Extraordinary as the case may be) Meeting of the Company to be held on the________________ day of ____________ 19 __
        and at any adjournment thereof.

        As witness my hand this ______________________ day  of _______________
        Signed by the __________________ said ________________________________
or in such other usual or common form as the Directors may from time to time prescribe or approve or in particular cases accept.

                                    DIRECTORS
                                    ---------

75. The number of Directors shall not be less than two nor until otherwise determined by a General Meeting more than twelve.

76. The present Directors of the Company are Jack Lowell Amies, Ronald Francis Jones, Raymond Henry Mainwaring, Peter Douglas Scott Maxwell and Garth Holmes Tickle.

77.  A Director need not hold any share qualification.

78. As remuneration for their services the Directors (other than any Managing Director or any Director occupying an executive office) shall until otherwise determined by the Company in General Meeting be paid out of the funds of the Company such sum as may be determined by the Company in General Meeting and any remuneration shall be divided between them in such proportions and manner as the Directors may determine and in default of such determination in any year equally. Specific notice of intention to propose any increased remuneration shall be given to Shareholders in the notice convening the meeting. The Directors shall not be paid as part or whole of their remuneration a commission on or percentage of the profits or turnover of the Company.

79. Each Director shall be paid all his travelling, hotel and other expenses reasonably incurred by him for the purpose of attending meetings or otherwise in or about the business of the Company and if any Director being willing shall be called upon to perform extra services or to exercise any special qualifications or to make any special exertions in going from his usual residence or residing abroad or otherwise for any business or purposes of the Company he shall be paid all his travelling and out-of-pocket expenses and such additional fixed sum by way of special remuneration as the Directors may determine.

80. The Company may at any time in General Meeting by ordinary resolution remove any Director and by ordinary resolution appoint another qualified person in his stead.

81. The Directors shall have power at any time and from time to time appoint any person as a Director either to fill a casual vacancy or as an addition to the Board but so that the total number of Directors shall not at any time exceed the maximum number.

82. The Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the minimum above fixed the continuing Directors may act for the purpose of increasing the number of Directors to that number or of calling a General Meeting of the Company but for no other purpose.

83.  The office of a Director shall ipso facto be vacated: -

(a) If he becomes bankrupt or suspend payment or liquidate by arrangement or compound with or assign his estate for the benefit of his creditors or be convicted of a felony or misdemeanour.

(b) If he becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health or be for any reason incapable of performing his duties.

(c)  If he by notice in writing resigns his appointment or refuses to act.

(d)  If he is removed as a Director under the provision of Article 80.

(e) If he is directly or indirectly interested in any contract or proposed contract with the Company and fails to declare the nature of his interest in manner required by the Companies Act.

84. Subject to the provisions of the Companies Act no Director shall be disqualified by his office from contracting or entering into any arrangement with the Company either as Vendor Purchaser or otherwise nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established; provided that he shall declare the nature of his interest at the meeting of Directors at which the contract or arrangement is determined on if his interest then exists or in any other case at the first meeting of Directors after the acquisition of his interest. A general notice given to the-Directors by a Director to the effect that he is an officer or member of a specified company or a member of a specified firm and is to be regarded as interested in any contract which may after the date of the notice be made with that company or firm shall be deemed to be a sufficient declaration of interest in relation to any contract or arrangement so made but no such notice shall be of effect unless either it is given at a meeting of the Directors or the Director takes reasonable steps to ensure that it is brought up and read at the next meeting of Directors after it is given and after such general notice it shall not be necessary to give any special notice relating to any particular transaction with such company or firm.

85. A Director of this Company may be or become a Director or member of any Company promoted by this Company or in which it may be interested as vendor shareholder or otherwise. A Director may hold any other office (except that of Auditor) or place of profit in the Company in conjunction with his Directorship and may be appointed thereto upon such terms as to remuneration and otherwise as may be arranged by the Directors provided no Director (other than a Managing Director or other Executive Director) shall be paid a commission on or percentage of turnover or profits.

                                MANAGING DIRECTOR
                                -----------------

86. The Directors may from time to time appoint one or more of their body to be Managing Director or Managing Directors of the Com-

87.

88.

89.

90.

91.

is out of Australia shall be entitled to notice of any such meeting during such absence. Questions arising at any meeting shall be decided by a majority of votes and save as hereinbefore provided in case of an equality of votes the Chairman of the Meeting shall have a second or casting vote.

92. The Directors may elect and remove a Chairman of their meetings and determine the period for which he is to hold office but if no such Chairman is elected or if at any meeting the Chairman is not present at the time appointed for holding the same the Directors present shall choose one of their number to be Chairman of such Meeting.

93. A duly convened meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all or any of the authorities powers and discretions by or under the Articles of the Company for the time being vested in or exercisable by the Directors generally.

94. The Directors may by resolution or by Power of Attorney or writing under the Seal of the Company delegate any of their authorities and powers and duties to committees consisting of such member or members of their body to act anywhere in Australia or elsewhere and may from time to time revoke withdraw alter or vary such delegation. Any committee so formed shall in the exercise of the authorities powers and duties so delegated conform to any regulations that may from time to time be imposed by the Directors. Any committee so formed is referred to herein as a Committee of Directors.

95. The meetings and proceedings of any such committee shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Directors so far as the same are applicable thereto and are not superseded by any regulation made by the Directors under the last preceding clause.

96. All acts done at any meeting of the Directors or of a Committee of Directors or by any person acting as Director shall notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified be as valid as if every such person had been duly appointed and was qualified to be a Director or member of a Committee of Directors.

97. A resolution in writing signed by all the Directors for the time being Australia shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted.

                                     MINUTES
                                     -------

98. The Directors shall cause minutes to be duly entered in books provided for the purpose: -

(a)  Of all appointments of officers made by the Directors.

(b) Of the names of the Directors present at each meeting of the Directors and of any Committee of Directors.

(c)  Of all orders made by the Directors and Committees of Directors.

(d) Of all resolutions and proceedings at all meetings of the Company and of the Directors and Committees of Directors.

Such minutes shall be signed by the Chairman of the meeting at which the proceedings were held or by the Chairman of the next succeeding meeting.

                               POWERS OF DIRECTORS
                               -------------------

99. The management of the business and affairs of the Company shall be vested in the Directors who in addition to the powers and authorities by the Articles or otherwise expressly conferred upon them may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by statute directed or required to be exercised or done by the Company in General Meeting but subject nevertheless to the provisions of the statutes and of the Articles and to any regulations from time to time made by the Company in General Meeting provided that no such regulation so made shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. Any sale or disposal by the Directors of the Company's main undertaking shall be subject to ratification by the Company in General Meeting.

                                BORROWING POWERS
                                ----------------

100. The Directors may from time to time at their discretion raise or borrow any sum or sums of money for the purposes of the Company.

101. The Directors may raise or secure the repayment of such moneys or any debts liabilities contracts or obligations undertaken or incurred by the Company in such manner by such means and upon such terms and conditions in all respects as they think fit and in particular and without prejudice to the generality of the foregoing by the issue or re-issue of debentures or debenture stock charged upon all or any part of the property of the Company (both present and future) including with the authority (if any) required by law its uncalled and unpaid capital for the time being and may give or accept guarantees or indemnities as it may think desirable.

102. The Directors may for the purpose of securing the payment of any debentures bonds or other securities or the payment with interest of any money so borrowed as aforesaid or payable under any contract whatsoever or otherwise howsoever make and carry into effect any arrangement which they may deem expedient by assigning or conveying any property of the Company (including uncalled capital) to trustees.

103. Every bond, debenture, debenture stock or security created by the Company may be so framed that the same shall be assignable free from all equities between the Company and the original or any intermediate holders.

104. Any bonds debentures or other securities may be issued at a discount premium or otherwise and with or without the right to the holders thereof to exchange the same in whole or part for shares in the Company at a certain or uncertain time or with any special privileges as to redemption surrender drawing allotment of shares attending and voting at general meetings of the Company appointment of Directors and otherwise and generally with such rights and upon such conditions and with such options in all respects as the Directors shall think fit.

105. If any uncalled capital of the Company is included in or charged by any debenture mortgage or other security the Directors may by instrument under the Company's seal authorise the person in whose favour such debenture mortgage or security is executed or any other person in trust for him to make calls on the members in respect of such uncalled capital and to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys and such authority shall subsist during the continuance of the debenture mortgage or security notwithstanding any change in the Board of Directors and shall be assignable if expressed so to be.

106. The Directors shall cause to be kept a Register of all mortgages and charges specifically affecting property of the Company and to be entered therein in respect of each mortgage or charge a short description of the property mortgaged or charged the amount of the mortgage or charge created and except in the case of securities to bearer the names of the Mortgagees or persons entitled to such charge.

107. Subject to the Companies Act if the Directors or any of them or any officer of the Company shall become personally liable for the payment of any sum primarily due from the Company the Directors may execute or cause to be executed any mortgage charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the persons or person so becoming liable as aforesaid from any loss in respect of such liability.

                               ALTERNATE DIRECTORS
                               -------------------

108. Each Director shall have the power from time to time to nominate any person approved for that purpose by a majority of the Directors to act as an alternate Director in his place and at his discretion to suspend or remove any such alternate Director and on such appointment being made the alternate Director shall (except as regards remuneration) be subject in all respects to the terms and conditions existing with reference to the other Directors of the Company and each alternate Director whilst acting in the place of the Director whom he represents shall observe and discharge all the duties of such Director and he shall be subject to removal by a majority of the Directors. Any appointment suspension or removal by the appointor under this Article shall be effected by notice in writing under the hand of the Director making the same and such notice shall be delivered to the Company.

                      LOCAL MANAGEMENT AND BRANCH RESISTERS
                      -------------------------------------

109. The Directors may from time to time provide for the management of the affairs of the Company in any part of Australia or elsewhere in such manner as they think fit and the provisions contained in the next five following Articles shall be without prejudice to the general powers conferred by this Article.

110. The Directors may from time to time and at any time establish outside the State of Queensland in any Country State Territory or place any Local Board Branch Office or Agency for managing or assisting in the management of the affairs of the Company and

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

may appoint any persons to be members of such Local Board or as managers or agents and may fix their remuneration and may revoke and annul any such appointment and make another or other appointments.

111. The Directors from time to time and at any time may delegate to any person or persons so appointed any of the powers authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such Local Board or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation.

112. The Directors may at any time and from time to time by resolution power of attorney or writing under the Seal appoint any person to be the Attorney or Agent of the Company for such purposes and with such powers authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as the Directors may from time to time think fit and any such appointment may (if the Directors think fit) be made in favour of the members or any of the members of any Local Board established as aforesaid or in favour of any company or of the members directors nominees or managers of any company or firm or otherwise in favour of any fluctuating body of persons whether nominated directly or indirectly by the Directors and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with such attorneys as the Directors think fit. The Directors may appoint or remove local Directors Managers or

Agents by cable telegram or wireless in cases of urgency to act for and on behalf of the Company.

113. Any such delegates or attorneys as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers authorities and discretions for the time being vested in them.

114. The Company may exercise the powers conferred by section 157 of the Companies Act and such powers shall be exercisable by the Directors. The Directors may subject to the said section make such provisions as they think fit respecting the keeping of any Branch Register and may notwithstanding any other provisions of the Articles but subject to section 35(5) of the Companies Act determine the manner in which certificates for shares on the Branch Register may be sealed and signed or may authorize the issue of an official seal of the Company for use in any Country State Territory or place outside Queensland and determine by whom the same shall be affixed to any certificate deed or other document executed by the Company and the Directors may from time to time appoint such person or persons or any corporation (hereinafter referred to as the "Authority") as they shall think fit in any place in which a Branch Register is kept to approve or reject transfers and to direct the registration of approved transfers in the Branch Register of such place and every such Authority may in respect of transfers or other entries proposed to be registered in the Branch Register for which such Authority is appointed exercise all the relevant powers of the Directors in the same manner and to the same extent and effect as if the Directors themselves were actually present in the place and exercised the same.

                                    THE SEAL
                                    --------

115. The Directors shall provide a common seal of the Company and such seal shall be kept by such person and in such place and in such manner as the Directors may think fit and the Directors shall have power to use such seal in the execution of all or any of the powers hereby vested in them but it shall not be affixed to any document except by the

116.

117.

118.

119.

120.

121.

122.

which any person is under the transmission article entitled to transfer until such person shall duly transfer the same.

123. The Directors may retain any dividends on which the Company has a charge and may apply the same in or towards satisfaction of the calls instalments or sums owing in respect of which the charge exists.

124. Unless otherwise directed any dividend may be paid by cheque or warrant sent through the post to the registered address of the member entitled thereto or in the case of joint holders to that one whose name stands first on the register in respect of the joint holdings and every cheque so sent may be made payable to the order of the person to whom it is sent and shall be at his risk.

125. Any general meeting declaring a dividend may direct payment of such dividend wholly or in part by the distribution of paid up shares of the Company or of any specific assets of the Company and the Directors shall give effect to such resolution and where any difficulty arises in regard to the distribution they may settle the same as they think expedient and in particular may notwithstanding anything in these articles contained to the contrary issue fractional certificates and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments wholly or in part shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such shares or specific assets upon such trusts for the persons entitled to the dividend as may seem expedient to the Directors. Where requisite a proper contract shall be filed in accordance with section 54 of the Companies Act and the Directors may appoint any person to sign such contract on behalf of the person entitled to the dividend and such appointment shall be effective.

126. Save as otherwise required by law all dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

                                  RESERVE FUNDS
                                  -------------

127. Before recommending any dividend the Directors may in priority to any dividend set aside out of the profits of the Company such sums as they think proper as a reserve fund to meet depreciation or contingencies or for equalizing dividends or for paying a special dividend or for repairing or improving and maintaining any of the property of the Company and for such other purposes as the Directors shall in their absolute discretion think conducive to the interests of the Company and the Directors may invest the several sums so set aside upon such investments and securities (other than shares of the Company) as they may think fit and may from time to time deal with and vary any such investments and securities and dispose of all or any part thereof for the benefit of the

Company and may divide the reserve fund into such special funds as they may think fit and with full power to employ the assets constituting the reserve fund in the business of the Company and that without being bound to keep the same separate from the other assets and at any time or times to resort for dividends or bonuses to such funds or sums. Any interest derived from such investments or securities shall be dealt with as profits arising from the business of the Company.

128. The Company may at any time and from time to time in General Meeting by ordinary resolution authorize the Directors to capitalize the whole or any part of the undivided profits of the Company not required for the time being for payment of dividends upon any preference shares of the Company or other shares issued upon any special conditions and standing to the credit of the reserve fund or funds of the Company or in the hands of the Company and available for dividends and also to capitalize any accretions to values or profits arising from re-valuation or sale of any of the Company' s assets and the Directors shall give effect to such resolution accordingly and any profits so capitalized shall be apportioned among the ordinary shareholders entered on the Register as at such date as the Directors may determine by the allocation and distribution to them in the proportions in which they are entitled to dividends on the ordinary shares held by them respectively at the said date of shares of such class or classes as the Directors may determine credited as fully or partly paid up by means of the profits so capitalized and carrying dividend from such date so that all or any part of such capitalized funds be applied on behalf of such shareholders in paying up in full or in part any unissued shares of the Company which shall be distributed accordingly or in towards payment or in part payment of the uncalled liability on any issued shares or in such manner as the Directors
                                       36
may determine and any such distribution or payment shall be accepted by such shareholders in full satisfaction of their interest in the capitalized funds and the Directors may determine all other conditions of any such allocation and distribution (including provision for the case of fractions) as they may think expedient and may appoint any person on behalf of the ordinary shareholders to enter into an agreement with the Company providing for the issue and allotment to them of such shares credited as fully or partly paid up as the case may be by means of the profits so capitalized and upon appointment shall be effective.

                                    ACCOUNTS
                                    --------

129. The Directors shall cause to be kept proper books of account in which shall be kept full true and complete accounts of the affairs and transactions of the Company.

130. The books of account shall be kept at the registered office or at such place or places as the Directors think fit and shall always be open to the inspection of the Directors.

131. The Directors shall subject to the provisions of the Companies Act from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the account and books of the Company or any of them shall be open to the inspection of the members and no member shall have any right of inspecting any account or book or document of the Company unless and except as conferred by statute or authorized by the Directors or by a resolution of the Company in General Meeting.

132. At the Annual General Meeting in each year the Directors shall lay before the Company a Profit and Loss Account and a duly audited Balance Sheet showing the particulars required by law and made up for the period provided by the Companies Act.

133. Every Account of the Directors when audited and approved or adopted by the Annual General Meeting shall be conclusive except as regards any error discovered therein within three months next after the approval or adoption thereof. Whenever any such error is discovered within that period the account shall forthwith be corrected and thenceforth shall be conclusive.

134. The Balance sheet shall be accompanied by a Report of the Directors as to the state of the Company's affairs and such other documents as are required by the Companies Act.

                                      AUDIT
                                      -----

135. Once at least in every year and at intervals of not more than fifteen months the accounts of the Company shall be examined and the correctness of the Profit and Loss Account and Balance Sheet ascertained by one or more Auditor or Auditors.

136. The Company at each Annual General Meeting shall appoint an Auditor or Auditors to hold office until the next Annual General Meeting and the appointment, remuneration, rights and duties of such Auditor or Auditors shall be regulated in accordance with the provisions of the Companies Act. Provided that no person shall be competent to be appointed or act as Auditor if prohibited by Section 9 of the Companies Act.

137. The Company may at any Annual General Meeting by a resolution for which two-thirds of the votes of the members there present either in person or by proxy or attorney shall be recorded direct the Auditors to make such further inquiry into the affairs of the Company and report thereon as may be thought fit or may appoint any two members eligible as Auditors to be special Auditors for the purpose of making any such inquiry or report.

                                     NOTICES
                                     -------

138. Subject to any provisions hereinbefore contained as to notices any notice may be served by the Company upon any member either personally or by sending it through the post in a prepaid envelope or wrapper addressed to such member at his registered place of address.

139. Each registered holder of shares shall notify to the Company in writing an address in the Commonwealth of Australia which shall unless and until a fresh notification is given be deemed his registered place of address within the meaning of the last preceding clause. If a fresh address is notified that shall be the registered address.

140. As regards those members who have no registered place of address as aforesaid a notice posted up in the office shall be deemed to be well served on the member at the expiration of twenty-four hours after it is so posted up in the office.

141. All notices shall with respect to any share to which persons are jointly entitled be given to whichever of such persons is named first on the register and notice so given shall be sufficient notice to all the holders of such shares.

142. Any notice sent by post shall be deemed to have been served on the day following that on which the envelope or wrapper containing the same is posted and in proving such service it shall be sufficient to prove that the envelope or wrapper containing the notice was properly addressed according to the name and address entered in the Register and posted. Any notice by advertisement shall be deemed to have been served on the day of publication of the newspaper containing the advertisement.

143. Every person who by operation of law transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect to such share which previously to his name and address being entered on the Register shall have been duly given to the holder from whom he derives his title to such share.

144. Subject to the Companies Act where a given number of days notice or notice extending over any other period is required to be given the day of service shall be reckoned in the number of days or other period.

145. Any notice or document delivered or sent by post to or left at the registered address of any member in pursuance of these presents shall notwithstanding such member be then deceased or be in any way incapacitated and whether or not the Company have notice of his decease or incapacity be deemed to have been duly served in respect of any shares whether held solely or jointly with other persons by such member until some other person be registered in his stead as the holder or joint holder thereof and such service shall for all purposes of these presents be deemed a sufficient service of such notice or document on his executors or administrators and all persons (if any) jointly interested with him in any such share.

146. The signature to any notice to be given by the Company may be written or printed.

                                   WINDING UP
                                   ----------

147. (1) If the Company shall be wound up whether voluntarily or otherwise the Liquidators may with the sanction of a special resolution divide among the contributories in specie or kind any part of the assets of the Company and may with the like sanction vest any part of the assets of the Company in trustees upon such trusts for the benefit of the contributories or any of them as the Liquidators with the like sanction shall think fit.

(2) If thought expedient any such division may be otherwise than in accordance with the legal rights of the contributories and in particular any class may be given preferential or special rights or may be excluded altogether or in part but in case any division otherwise than in accordance with the legal rights of the contributories shall be determined on any contributory who would be prejudiced thereby shall have a right to dissent and ancillary rights as if such determination were a special resolution passed pursuant to section 270 of the Companies Act.

(3) In case any shares comprised in the assets to be divided as aforesaid involve a liability to calls or otherwise any person entitled under such division to any of the said shares may within ten days after the passing of the special resolution by notice in writing direct the liquidators to sell his proportion and pay him the nett proceeds and the liquidators shall if practicable act accordingly.

148. Any commission proposed to be paid to a Director or Directors or Liquidator on the proceeds of the sale or liquidation of the Company or of any of the Company's assets and/or fees proposed to be paid to such Director or Directors or Liquidator shall be subject to ratification by the shareholders. Prior notification of the amount of such proposed payments shall be given to all shareholders at least seven days before the meeting at which such payments are to be considered.

                                    INDEMNITY
                                    ---------

149. Every Director Manager or officer of the Company or any person employed by the Company as Auditor shall be indemnified out of the funds of the Company against all liability incurred by him as such Director Manager officer or Auditor in defending any proceedings whether civil or criminal in which judgment is given in his favour or in which he is acquitted.

150. Except to such extent as any provision of this Article would be rendered void by the Companies Act no Director Manager Secretary or other officer of the Company shall be liable for the acts receipts neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy insolvency or tortious act of any person with whom any moneys securities or effects shall be deposited or left or for any other loss damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same happen through his own negligence default breach of duty or breach of trust.

                                    SECRECY
                                    -------

151. Every Director Manager Auditor Trustee Secretary or other officer servant or agent of the Company or Member of a Committee of Directors of the Company shall before entering upon his duties if required by the Directors sign a declaration pledging himself to observe a strict secrecy respecting all transactions and activities of the Company and matters relating thereto and shall by such declaration pledge himself not to reveal any of the matters which may come to his knowledge in the discharge of his duties except when required so to do by the Directors or by any duly convened and constituted general meeting or by a court of law and except so far as may be necessary in order to comply with any of the provisions of these Articles or any Statute.

                               PROPRIETARY COMPANY
                               -------------------

152. The Company is a proprietary company and accordingly -

(a) The right to transfer shares is restricted as hereinbefore provided in these Articles.

(b) The number of members for the time being of the Company (counting joint holders of shares as one person and not counting any person in the employment of the Company or of its subsidiary or any person who while previously in the employment of the Company or of its subsidiary was and thereafter has continued to be a member of the Company) is not to exceed fifty.

(c) Any invitation to the public to subscribe for any shares in or debentures of the Company is prohibited.

(d) Any invitation to the public to deposit money with the Company for fixed periods or payable at call whether bearing or not bearing, interest is prohibited.